FIRM/AFFILIATE OFFICES ----------- BOSTON CHICAGO HOUSTON LOS ANGELES NEW YORK WASHINGTON, D.C. WILMINGTON ----------- ABU DHABI BEIJING BRUSSELS FRANKFURT HONG KONG LONDON MUNICH PARIS SÃO PAULO SEOUL SINGAPORE TOKYO TORONTO SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP 525 UNIVERSITY AVENUE PALO ALTO, CALIFORNIA 94301 ________ TEL: (650) 470-4500 FAX: (650) 470-4570 www.skadden.com November 5, 2026 8x8, Inc. 675 Creekside Way Campbell, California 95008 Ladies and Gentlemen: We have acted as special United States counsel to 8x8, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-8 (together with the exhibits thereto, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”), relating to the registration of an aggregate of (i) 1,200,000 additional shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), authorized for issuance pursuant to the 8x8, Inc. Amended and Restated 2017 New Employee Inducement Incentive Plan (the “2017 Plan”, and such shares, the “2017 Plan Shares”), pursuant to an amendment to the 2017 Plan, and (ii) 750,900 additional shares of Common Stock authorized for issuance pursuant to the 8x8, Inc. Amended and Restated 2022 Equity Incentive Plan (the “2022 Plan”) (collectively with the 2017 Plan Shares, the “Plan Shares”), to account for shares of Common Stock that have been granted and were subsequently cancelled prior to issuance and may be re-issuable to eligible individuals under the terms and conditions of the 2022 Plan, including the share recycling provision under Section 4.1 of the 2022 Plan. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. In rendering the opinion stated herein, we have examined and relied upon the following: (a) the Registration Statement in the form to be filed with the Commission on the date hereof;

8x8, Inc. November 5, 2026 Page 2 (b) a copy of the 2017 Plan; (c) a copy of the 2022 Plan; (d) an executed copy of a certificate of Laurence Denny, Secretary and Chief Legal Officer, dated as of the date hereof (the “Secretary’s Certificate”); (e) a copy of the Company’s Restated Certificate of Incorporation (the “Restated Certificate of Incorporation”), as amended, certified by the Secretary of State of the State of Delaware as of the date hereof, and certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof; (f) a copy of the Company’s Amended and Restated By-Laws (the “Amended and Restated Bylaws”), certified pursuant to the Secretary’s Certificate as being in effect on the date of the resolutions referred to below and as of the date hereof; and (g) copies of certain resolutions of the Board of Directors of the Company, adopted on October 21, 2026, and certain resolutions of the Compensation Committee thereof, adopted on October 20, 2026, in each case, certified pursuant to the Secretary’s Certificate as being in effect on the date hereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below. In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Restated Certificate of Incorporation and the Secretary’s Certificate. In rendering the opinion set forth below, we have also assumed that (i) the Plan Shares will be issued in book-entry form and an appropriate account statement evidencing the Plan Shares

8x8, Inc. November 5, 2026 Page 3 credited to a recipient’s account maintained with the Company’s transfer agent and registrar will be issued by the Company’s transfer agent and registrar, (ii) each award agreement under which options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, other stock-based awards and certain other awards are granted pursuant to the 2017 Plan and 2022 Plan will be consistent with the 2017 Plan and 2022 Plan, respectively, and will be duly authorized, validly executed and delivered by the parties thereto, (iii) the Company will continue to have sufficient authorized shares of Common Stock, (iv) the Company’s authorized capital stock is as set forth in the Restated Certificate of Incorporation, and we have relied solely on the certified copy thereof issued by the Secretary of State of the State of Delaware and have not made any other inquiries or investigations, and (v) the issuance of the Plan Shares does not and will not (a) violate any statute to which the Company or such issuance is subject (except that we do not make this assumption with respect to the General Corporation Law of the State of Delaware (the “DGCL”)), or (b) constitute a violation of, or a breach under, or require the consent or approval of any other person under any agreement or instrument binding on the Company (except that we do not and will not make this assumption with respect to the Restated Certificate of Incorporation and the Amended and Restated Bylaws, although we have assumed compliance with any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company contained in such instruments). We do not express any opinion with respect to the laws of any jurisdiction other than the DGCL. Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when the Plan Shares are issued to the participants in accordance with the terms and conditions of the 2017 Plan and 2022 Plan, as applicable, and the applicable award agreement for consideration paid or delivered in an amount at least equal to the par value of such Plan Shares, the Plan Shares will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations under the Securities Act. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws. Very truly yours, /s/ Skadden, Arps, Slate, Meagher & Flom LLP TJI